WRAPMAIL, INC.

SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF SECURITIES

WRAPmail, Inc., a Florida corporation (the “Company”) is offering (this “Offering”) for sale to the undersigned (the “Investor” ) shares of its common stock, no par value (the “ Common Stock ”) and warrants to purchase shares of Common Stock (“Warrants,” together with the Common Stock, the “Securities”).  This Offering is made by the Company pursuant to the Registration Statement File No.: [ ]   declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on ______________ (the “Registration Statement”) and this subscription agreement (this “ Agreement ”).

WHEREAS, the Company filed the Registration Statement to sell a maximum of up to 40,000,000 shares of the Company’s Common Stock on a best efforts basis for a maximum offering amount of $2,000,000; and

WHEREAS, for every share purchased by Investor, the Company will issue the Investor a Warrant to purchase one half (1/2) share of Common Stock, subject to the terms agreed to herein and therein the Warrants.

NOW, THEREFORE, IT IS HEREBY AGREED:

Purchase of Securities

(a)  The Investor agrees to purchase and the Company agrees to sell and issue _____________ shares of Common Stock and a Warrant to purchase ____________ shares of Common Stock. The Investor agrees to pay an aggregate of $_________ (calculated based on a price per share of $0.10) as the subscription amount for the Securities being purchased hereunder (the “Subscription Amount”).

(b) The Investor and the Company agree that the Subscription Amount shall be paid by or on behalf of the Investor by bank draft, wire or check payable to WRAPmail, Inc.  The Investor acknowledges and agrees that this Subscription Agreement is not binding on the Company until it is accepted on the Company’s behalf (the “Closing”).

Subscription Procedures

(a) To subscribe, the Investor must:

(i)	complete and sign this Subscription Agreement; and

(ii)	complete and sign the accompanying Confidential Prospective Purchaser Questionnaire (“Questionnaire”, together with the Subscription Agreement referred to as the “Subscription Documents”);

(iii)	return the completed and signed Subscription Documents on behalf of the Company at the following address:

WRAPmail, Inc.
445 NE 12th Ave.

Fort Lauderdale, FL 33301

(iv)	Deliver a check payable to “WRAPmail, Inc.” to the address above for the Subscription Amount..

Or wire the funds to:

Account Name: WRAPmail, Inc.

Routing Number: [ ]

Account Number: [ ]

Bank Name: TD Bank

Bank Address: [ ]

Additional Terms

1.  Unless terminated earlier by the Company, in its sole discretion, this Offering is scheduled to terminate on or about the date two years from the date the Registration Statement was declared effective, 5:00 p.m., New York time, unless extended by the Company by filing an amendment to the Registration Statement.

2.  For additional information regarding the Company, the Investor is encouraged to review the Company’s Registration Statement and other documents filed publicly with the SEC and OTCMarkets.com.

3.  The Company hereby makes the following representations, warranties and covenants to the Investor:

a. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

b. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of the Company.

c. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ and contracting parties’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.   Investor hereby makes the following representations, warranties and covenants to the Company:

a.  Investor is aware that the purchase of the Shares and Warrants is a speculative investment involving a high degree of risk and that there is no guarantee that the Investor will realize any gain from this investment, and that the Investor could lose the total amount of the Investor's investment.

b.  Investor understands that no federal or state agency has made any finding or determination regarding the fairness of this Offering, or any recommendation or endorsement of this Offering.

c.  If the Investor is a partnership, corporation, trust, or other entity, (i),  the Investor represents and warrants that it was not organized or reorganized for the specific purpose of acquiring the Shares, (ii) the Investor has the full power and authority to execute this Agreement on behalf of such entity and to make the representations and warranties made herein on its behalf, and (iii) this investment in the Company has been affirmatively authorized, if required, by the governing board of such entity and is not prohibited by the governing documents of the entity.

d.  The address shown under the Investor's signature at the end of this Agreement is the Investor's principal residence if he or she is an individual, or its principal business address if a corporation or other entity.

e.

Investor acknowledges and agrees that the Company may enter into additional subscription agreements, substantially similar to this Subscription Agreement, for the sale of Securities to other investors.

5. The undersigned agrees and acknowledges that the Company has the right to utilize the services of a placement agent and if utilized, may receive a commission consisting of cash and/or shares of Common Stock, at a rate that is compatible with industry standards, from the Securities sold by such placement agent.

6.   Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his, her, or its rights hereunder or under any other agreement, instrument, or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing and signed by the party waiving said right.  Except as otherwise specifically provided for hereunder, no delay or omission by any party in exercising any right with respect to the subject matter hereof shall operate as a waiver of such right or of any such other right.  A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.  All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

7.   This Agreement, together with any instruments executed simultaneously herewith, constitutes the entire agreement between the parties.

8.   This Agreement may not be changed, modified, extended, terminated, or discharged orally, but only by an agreement in writing, which is signed by the Company and the Investor.

9.  The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Agreement and the intent and purposes hereof.

10.   If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

11.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida and the Investor hereby consents to the jurisdiction of the courts of the State of Florida and the undersigned hereby consents to the jurisdiction of the courts of the State of Florida and/or the United States District Court for Florida.

NASAA UNIFORM LEGEND

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IN WITNESS WHEREOF, the undersigned Investor has executed this Subscription Agreement on this ____ day of ____________, 20_____.

__________________________

Address: __________________________

(Print Name of Subscriber)

__________________________________

X: ________________________

     (Signature)

Printed: ____________________

Title: ______________________

INVESTOR MUST COMPLETE

1. |__| Individual

2. |__| Joint Tenants with Right of Survivorship

3. |__| Community Property

4. |__| Tenants in Common

5. |__| Corporation/Partnership

6. |__| IRA of________________

7. |__| Trust

Date Opened ___________

8. |__| As A Custodian For________________

Under the Uniform Transfer to Minors Act of the

State of ___________

9. |__| Married with Separate

Property

10. |__| Keogh of ____________

Social Security or Tax Identification Number of Investor

Exact Name in Which Title is to be Held

Social Security Number

ACCEPTANCE

Accepted this ___ day of _______, 20___, on behalf of WRAPMAIL, INC.

By: ________________________

Name:

Title:

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